Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended June			Year-To-Date June
	2022	2021	% Change	2022	2021	% Change
Southern Company –
Operating Revenues	$7,206	$5,198	38.6%	$13,854	$11,108	24.7%
Earnings Before Income Taxes	1,393	364	N/M	2,556	1,660	54.0%
Net Income Available to Common	1,107	372	N/M	2,139	1,508	41.8%

Alabama Power –
Operating Revenues	$1,931	$1,556	24.1%	$3,580	$3,115	14.9%
Earnings Before Income Taxes	508	439	15.7%	964	910	5.9%
Net Income Available to Common	383	331	15.7%	730	690	5.8%

Georgia Power –
Operating Revenues	$3,121	$2,225	40.3%	$5,328	$4,195	27.0%
Earnings Before Income Taxes	772	93	N/M	1,187	462	N/M
Net Income Available to Common	608	143	N/M	993	494	N/M

Mississippi Power –
Operating Revenues	$434	$303	43.2%	$769	$610	26.1%
Earnings Before Income Taxes	57	46	23.9%	107	95	12.6%
Net Income Available to Common	45	38	18.4%	87	83	4.8%

Southern Power –
Operating Revenues	$899	$490	83.5%	$1,438	$930	54.6%
Earnings Before Income Taxes	101	34	N/M	116	89	30.3%
Net Income Available to Common	98	36	N/M	170	133	27.8%

Southern Company Gas –
Operating Revenues	$1,083	$677	60.0%	$3,140	$2,371	32.4%
Earnings (Loss) Before Income Taxes	151	(94)	N/M	567	425	33.4%
Net Income (Loss) Available to Common	115	(65)	N/M	433	333	30.0%
N/M - Not Meaningful
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods